                                                                   EXHIBIT 10.39

                                  OFFICE LEASE

                                       FOR

                            AIRPORT TECHNOLOGY CENTER


                                 by and between



                        CARLYLE AIRPORT TECHNOLOGY TRUST,

                    a Maryland real estate investment trust,

                                  as Landlord,

                                       and

                                 NEXTCARD, INC.,

                             a Delaware corporation,

                                   as Tenant.

                              Dated March 7, 2000

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----

ARTICLE 1      PREMISES, BUILDING, PROJECT, AND COMMON AREAS...............................4

ARTICLE 2      LEASE TERM..................................................................5

ARTICLE 3      BASE RENT...................................................................5

ARTICLE 4      ADDITIONAL RENT.............................................................6

ARTICLE 5      USE OF PREMISES............................................................15

ARTICLE 6      SERVICES AND UTILITIES.....................................................17

ARTICLE 7      REPAIRS....................................................................19

ARTICLE 8      ADDITIONS AND ALTERATIONS..................................................20

ARTICLE 9      COVENANT AGAINST LIENS.....................................................23

ARTICLE 10     INSURANCE..................................................................23

ARTICLE 11     DAMAGE AND DESTRUCTION.....................................................26

ARTICLE 12     NONWAIVER..................................................................27

ARTICLE 13     CONDEMNATION...............................................................28

ARTICLE 14     ASSIGNMENT AND SUBLETTING..................................................29

ARTICLE 15     SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES.............33

ARTICLE 16     HOLDING OVER...............................................................33

ARTICLE 17     ESTOPPEL CERTIFICATES......................................................34

ARTICLE 18     SUBORDINATION..............................................................34

ARTICLE 19     DEFAULTS; REMEDIES.........................................................35

ARTICLE 20     COVENANT OF QUIET ENJOYMENT................................................39

ARTICLE 21     SECURITY DEPOSIT...........................................................39

ARTICLE 22     INTENTIONALLY DELETED......................................................39

ARTICLE 23     SIGNS......................................................................39

ARTICLE 24     COMPLIANCE WITH LAW........................................................41

ARTICLE 25     LATE CHARGES...............................................................42

ARTICLE 26     LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT.......................42

ARTICLE 27     ENTRY BY LANDLORD..........................................................43

ARTICLE 28     TENANT PARKING.............................................................43

ARTICLE 29     MISCELLANEOUS PROVISIONS...................................................44

ARTICLE 30     OPTIONS TO EXTEND..........................................................53

ARTICLE 31     LETTER OF CREDIT...........................................................55


                                      (i)

EXHIBITS

                                                                           PAGE

A       OUTLINE OF PREMISES
B       TENANT WORK LETTER
C       FORM OF NOTICE OF LEASE TERM DATES AND AREA CONFIRMATION
D       RULES AND REGULATIONS
E       FORM OF TENANT'S ESTOPPEL CERTIFICATE
F       GUARANTY FEDERAL BANK STANDARD SNDA
G       OUTLINE OF BUILDING/PROJECT
H       MONUMENT SIGN/LOCATION OF TENANT POSITION


                                      (ii)

                           AIRPORT TECHNOLOGY CENTER

                                  OFFICE LEASE

        This Office Lease (the "LEASE"), dated as of the date set forth in
Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between CARLYLE AIRPORT TECHNOLOGY TRUST, a Maryland real estate investment trust ("LANDLORD"), and NextCard, Inc., a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

            TERMS OF LEASE                                     DESCRIPTION

1.      Date:                            March 7, 2000

2. Premises (Article 1).

        2.1    Building:                 Building A consisting of approximately
                                         75,963 rentable square feet of space
                                         located at Airport Technology Center,
                                         4127 East Van Buren, Phoenix, Arizona
                                         ("BUILDING A") and Building B
                                         consisting of approximately 120,549
                                         rentable square feet of space located
                                         at Airport Technology Center, 4129 East
                                         Van Buren, Phoenix, Arizona ("BUILDING
                                         B") (collectively, Building A and
                                         Building B shall be referred to herein
                                         as the Building or Buildings, as the
                                         context may require)

        2.2    Premises:                 Approximately 37,851 rentable square
                                         feet of space located on the first
                                         (1st) floor of Building B and
                                         approximately 62,149 rentable square
                                         feet of space located on the second
                                         (2nd) floor of Building B and commonly
                                         known as Suite 200, as further set
                                         forth in EXHIBIT A to the Office Lease.
                                         Figures are approximate only until
                                         Tenant Work reaches the stage where
                                         accurate measurements can be made (See
                                         Section 4.2.9). Once determined, the
                                         exact rentable square feet of the
                                         Premises shall be memorialized in a
                                         Notice of Lease Term Date, a form of
                                         which is Exhibit C to the Lease.

3.      Lease Term (Article 2).

        3.1    Length of Term:           Six (6) years, with two options to
                                         extend for three years each as
                                         described in Article 30 of this Lease.

        3.2    Commencement Date:        The earlier to occur of (i) the date
                                         upon which Tenant first commences to
                                         conduct business in the Premises, and
                                         (ii) the date that the Premises are
                                         "Ready for Occupancy" as defined in
                                         Section 5.1 of EXHIBIT B to this Lease
                                         or, if earlier, the date that the
                                         Premises would have been Ready for
                                         Occupancy if no "Tenant Delay" or
                                         "Tenant Delays," as defined, on a
                                         net-critical-path basis, in Section 5.2
                                         of EXHIBIT B to the Lease, had
                                         occurred.

        3.3    Expiration Date:          If the Lease Commencement Date shall be
                                         the first day of a calendar month, then
                                         (subject to Tenant's extension options)
                                         the day immediately preceding the sixth
                                         (6th) anniversary of the Lease
                                         Commencement Date; or, if the Lease
                                         Commencement Date shall be other than
                                         the first day of a calendar month, then
                                         (subject to Tenant's extension options)
                                         the last day of the month in which the
                                         sixth (6th) anniversary of the Lease
                                         Commencement Date occurs.

4.      Base Rent (Article 3):

                   Months               Stipulated Annual Rent             Annual Rent/RSF
                   ------               ----------------------             ---------------
                                        [*]

                                        Square Footage Charged
                                     (approximate; to be adjusted
                   Months              pursuant to Section 4.2.9)          Annual Rent/RSF
                   ------            ----------------------------          ---------------
                                         [*]



5.      Base Year (Article 4):           [*] as to the second floor of the
                                         Premises, and [*] as to the first
                                         floor of the Premises.

6.      Tenant's Share (Article 4):      Approximately [ * ]% (subject to
                                         confirmation in EXHIBIT C).

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

7.      Permitted Use (Article 5):       General office use and any other legal
                                         use consistent with a first-class
                                         office building, including without
                                         limitation, call center, operations
                                         center, general administrative office
                                         uses, including any support systems
                                         related thereto.

8.      Security Deposit (Article 21):   See Article 21 and Article 31.

9.      Parking Space Ratio              [*] unreserved parking spaces for
        (Article 28):                    every [*] rentable square feet of
                                         the Premises.

10.     Address of Tenant                NextCard, Inc.
        (Section 29.18):                 595 Market Street, Suite 1800
                                         San Francisco, California 94105
                                         Attention:  Robert Linderman, Esq.
                                         General Counsel and Secretary
                                         (Prior to Lease Commencement Date)

                                         and

                                         NextCard, Inc.
                                         Airport Technology Center
                                         4129 East Van Buren, Suite 200
                                         Phoenix, Arizona 85008-6911
                                         Attention:  Mr. Mark Attinger,
                                         Vice President/Operations Site Manager
                                         (After Lease Commencement Date)

11.     Address of Landlord              See Section 29.18 of the Lease.
        (Section 29.18):

12.     Broker(s) (Section 29.24):       Walnut Creek office of CB Richard Ellis
                                         on behalf of the Tenant.

                                         Phoenix office of CB Richard Ellis on
                                         behalf of the Landlord.

13.     Tenant Improvement               [*] per rentable square foot
        Allowance (EXHIBIT B):


* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

                                    ARTICLE 1

                  PREMISES, BUILDING, PROJECT, AND COMMON AREAS

        1.1 PREMISES, BUILDING, PROJECT AND COMMON AREAS.

               1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "Premises"). The outline of the Premises is set forth in EXHIBIT A attached hereto and each floor or floors of the Premises has the estimated number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the "Common Areas," as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the "Project," as that term is defined in Section 1.1.2, below. Except as specifically set forth in Articles 7 and 8 and other provisions of this Lease and in the Tenant Work Letter attached hereto as EXHIBIT B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of physical possession of the Premises by Tenant for the purpose of commencement of business therein shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to latent defect and any "punch-list" items that do not substantially interfere with Tenant's use and occupancy of the Premises.

               1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "Building"). The Building is part of an office project known as "AIRPORT TECHNOLOGY CENTER." The term "Project," as used in this Lease, shall mean (i) the Building and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located.

               1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project, including, without limitation, the main lobby of the Building, common corridors and hallways, stairwells, elevators, restrooms and other public or common areas (such areas, together with such other portions of the Project designated by Landlord to be shared by Landlord and certain tenants, are collectively referred to herein as the "Common Areas"). The term "Building Common Areas," as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas, including landscaping, are maintained and operated shall be at the reasonable discretion of Landlord, provided that Landlord shall maintain and operate the same in a manner consistent with that of other first-class, office buildings located in the Gateway submarket of Phoenix, Arizona, which buildings are comparable in size, age, specifications, construction and quality of appearance, services and amenities to the Building (the "Comparable Buildings"), and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that such action does not materially and unreasonably interfere with Tenant's use of the Premises.

               1.1.4 ACCESS. Subject to those provisions of this Lease which specify to the contrary, Tenant shall have full and unimpaired access to the Premises, the Building, the Project (including the parking lot) and the Common Areas (including the Building elevators).

                                    ARTICLE 2

                                   LEASE TERM

        The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section
3.2 of the Summary (the "Lease Commencement Date"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "Lease Expiration Date") unless this Lease is sooner terminated as hereinafter provided. At any time during the Lease Term, either party may deliver to the other party a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which such party shall execute and return to the other party within five (5) days of receipt thereof.

                                    ARTICLE 3

                                    BASE RENT

        Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

        4.1 GENERAL TERMS. In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Building Direct Expenses," as those terms are defined in Sections 4.2.8 and
4.2.2 of this Lease, respectively, which are in excess of the Building Direct Expenses for the calendar year [ * ] as to the second floor of the Premises, and [ * ] as to the first floor of the Premises, calculated, as more specifically set forth in the last paragraph of Section 4.2.7 below, utilizing a gross-up method to include a fully-assessed, fully occupied building. Notwithstanding the foregoing, there shall be no such payment of excess Building Direct Expenses for the first eighteen (18) months of the Lease Term other than with respect to requested use of services and utilities beyond the Standard Tenant Services defined in Article 6 below. The provisions of this Section 4.1 are subject to the limitations regarding the "Controllable Operating Expenses" set forth in
Section 4.6 below. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "Additional Rent", and the Base Rent and the Additional Rent are herein collectively referred to as "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

        4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

               4.2.1 "BASE YEAR" shall mean the calendar year [ * ] as to the second floor of the Premises, and [ * ] as to the first floor of the Premises.

               4.2.2 "BUILDING DIRECT EXPENSES" shall mean "Building Operating Expenses" and "Building Tax Expenses", as those terms are defined in Sections
4.2.3 and 4.2.4, below, respectively.

               4.2.3 "BUILDING OPERATING EXPENSES" shall mean the portion of "Operating Expenses," as that term is defined in Section 4.2.7 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3 below.

               4.2.4 "BUILDING TAX EXPENSES" shall mean that portion of "Tax Expenses", as that term is defined in Section 4.2.8 below, allocated to the tenants of the Building pursuant to the terms of Section 4.3 below.

               4.2.5 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

               4.2.6 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires,


                                      -6-
* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Building Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

               4.2.7 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, calculated in accordance with the custom and practice with institutional owners of Comparable Buildings in accordance with this Section 4.2.7. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area repair, restoration, and maintenance; (vi) fees and other costs, including reasonable management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space not to exceed 950 square feet; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project;
(x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the useful life as Landlord shall reasonably determine, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to, and do, effect economies in the operation or maintenance of the Project, or any portion thereof, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or
(D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its useful life as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.8 below and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

        (a) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

        (b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

        (c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

        (d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

        (e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord including costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

        (f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

        (g) amount paid as ground rental for the Project by the Landlord;

        (h) except for a Project management fee to the extent allowed pursuant to item (m), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

        (i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

        (j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

        (k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

        (l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

        (m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

        (n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

        (o) costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

        (p) costs incurred to comply with laws relating to the presence of Hazardous Materials (as defined under applicable law) which, as to Hazardous Materials located within the real property (exclusive of any improvements) of the Project, is in existence during the Lease Term, and which, as to Hazardous Materials located within any improvements on the Project, was in existence prior to the Lease Commencement Date and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which Hazardous Materials is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Materials or other remedial or containment action with respect thereto;

        (q) costs arising from Landlord's charitable or political contributions;

        (r) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

        (s) the cost of any magazine, newspaper, trade or other subscriptions;

        (t) costs incurred for the construction or replacement of the structural components of the Building, including, without limitation, foundations, exterior walls, roof, beams, columns, footings and structural slabs;

        (u) rental under any ground or underlying lease;

        (v) legal, accounting or other professional fees and expenses incurred in connection with defense of Landlord's title to or interest in the Building or Project or any part thereof;

        (w) costs of any improvements, alterations or equipment, which would be properly classified as capital expenditures according to generally accepted accounting principles consistently applied (except as specifically permitted under clauses (xii) or (xiii) in Section 4.2.7 above);

        (x) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, or any of the terms and conditions of the Lease or any other lease relating the Building or Project except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation;

        (y) payments to subsidiaries or affiliates of Landlord for management or other services on or to the Building or Project for supplies or other materials to the extent that the cost of such services, supplies or materials materially exceed the amounts normally payable to unaffiliated third parties for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable buildings;

        (z) all direct or indirect costs of refinancing, selling or exchanging the Building or Project, including broker commissions, attorneys' fees and closing costs; and

        (aa) costs arising from latent defects in the Base, Shell or Core of the Building or improvements installed by Landlord or repair thereof.

        (bb) costs arising from the installation of canopy covers and other specialized parking improvements requested by third-party tenants for their specific spaces.

        If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Landlord shall not interpret the provisions of the preceding sentence in a manner which shall increase Operating Expenses payable by Tenant under this Lease. If the Project is not at least one hundred percent (100%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Expense Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. For any charge or cost which Tenant is obligated to pay under this Lease, no such charge or cost item shall be included more than once or allocated under more than one expense category. The aggregate sum of all cost items allocable to tenants or occupants of the Building for any year upon which an allocation is made shall not exceed the aggregate sum of such expense items which are actually incurred by Landlord in the year in question. For the purposes of this Article 4, "variable components" include only those component expenses that are affected by variations in occupancy levels.

               4.2.8 TAXES.

                      4.2.8.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, exclusive of any tax which Tenant is required to pay under Section 4.5.3 or for which Landlord receives a waiver.

                      4.2.8.2 Tax Expenses shall include, without limitation:
(i) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (ii) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and
(iii) All of the real estate taxes and assessments imposed upon or with respect to the Building and all of the real estate taxes and assessments imposed on the land and improvements comprising the Project. Such Tax Expenses shall specifically exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes applied or measured by Landlord's general or net income (as opposed to rent, receipts, or income attributable to operations at the Building), (ii) any item included in Operating Expenses, (iii) any tax which Tenant is required to pay under Section 4.5.3; and (iv) any item for which Landlord receives a waiver.

                      4.2.8.3 Any costs and expenses (including, without limitation, reasonable attorneys' and consultants' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.8 (except as set forth in Section 4.2.8.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

                      4.2.8.4 The amount of Tax Expenses for the Expense Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "Base Taxes". If in any comparison year subsequent to the Expense Year, the amount of Tax Expenses decreases below the amount of Base Taxes, then for purposes of all subsequent comparison years, including the comparison year in which such decrease in Tax Expenses occurred, the Base Taxes, and therefore the Expense Year, shall be decreased by an amount equal to the decrease in Tax Expenses.

                      4.2.8.5 For the purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building were fully constructed and the real property, the Building, and all tenant improvements in the Building were fully assessed for real estate tax purposes. Landlord specifically agrees that the gross-receipts component of Tax Expenses for the Base Year and each subsequent year shall be calculated as if the Building were one hundred percent (100%) occupied with rent paying tenants.

               4.2.9 "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary. Tenant's Share was calculated based on the ratio of the rentable square footage of the Premises to the total rentable square footage of the Building. The rentable square feet in the Premises and Building is measured pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1 - 1996 ("BOMA"), provided that the rentable square footage of the Building shall include all of, and the rentable square footage of the Premises therefore shall include a portion of, the square footage of the ground floor common areas located within the Building and the common area and occupied space of the portion of the Building or Project, dedicated to the service of the Building. Not later than thirty (30) days following the Lease Commencement Date, Landlord and Tenant shall remeasure the Premises to confirm the accuracy of the measure of the rentable square footage. Any difference between the results determined by such remeasurement shall be reflected on EXHIBIT C.

        4.3 METHOD OF ALLOCATION OF DIRECT EXPENSES. Landlord and Tenant acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Building Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

        4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Building Direct Expenses for such Expense Year exceeds Tenant's Share of Building Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "Excess").

               4.4.1 STATEMENT OF ACTUAL BUILDING DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall endeavor to give to Tenant following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Building Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in
Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant's overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Building Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

               4.4.2 STATEMENT OF ESTIMATED BUILDING DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Building Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Building Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Building Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

        4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

               4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

               4.5.2 Tenant shall be treated, economically, as if the provisions of this Section 4.5.2 were included in all leases within the Project. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

               4.5.3 Notwithstanding any contrary provision herein, and notwithstanding the fact that this Lease is a "Base Year" Lease, Tenant shall pay, together with and in addition to the Base Rent specified in this Lease, prior to delinquency, a sum equal to the aggregate of any municipal, city, county, state or federal excise, sales, use or transaction privilege taxes legally levied or imposed, or hereafter legally levied or imposed, during the term hereof or any extension or renewal hereof, against or on account of any or all amounts payable hereunder by Tenant or the receipt thereof by Landlord (except state, federal or any other income taxes imposed or levied against Landlord), including by way of illustration and not limitation any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        4.6 CONTROLLABLE COSTS. Notwithstanding anything to the contrary set forth in this Article 4, for each Expense Year, Tenant's obligation to pay "Controllable Costs" (as hereinafter defined) shall not increase, on an annual and cumulative basis, by an amount greater than [*] per year following the initial lease year. For purposes of this Section 4.6, "Controllable Costs" shall mean all Operating Expenses and Tax Expenses except:
(i) property taxes and any and all assessments, including assessment districts, and government mandated charges with respect to the Building or Project, or any part thereof; (ii) insurance carried by Landlord with respect to the Project and/or the operation thereof; and (iii) costs of utilities, including, without limitation, air conditioning, heating, ventilating, plumbing, and electricity

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

costs, water and sewer charges, utility surcharges or assessments and refuse removal. Such limitations shall be calculated on an annual basis and cumulative basis only, such that Landlord may carry forward increases in Controllable Operating Expenses in excess of one hundred five percent (105%) and pass them through to Tenant in subsequent Expense Years so long as the requirements of the preceding sentence are satisfied.

        4.7 LANDLORD'S BOOKS AND RECORDS. Within forty-five (45) days after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, a representative, designated by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in a state of monetary default after the applicable cure period has lapsed under this Lease. If Tenant disputes a line-item amount in the Statement, Tenant may request a copy of the supporting documents relating to such line-item. If after such inspection, Tenant still disputes the amount of the Additional Rent set forth in the statement, Tenant shall have the right, within the ninety (90) days thereafter, to cause an independent certified public accountant (which consultant is a member of a regionally recognized accounting firm), as selected by Tenant and reasonably approved by Landlord (the "Accountant"), to commence and complete an audit of Landlord's books and records to determine the proper amount of the Additional Rent payable by Tenant for the Expense Year which is the subject of such statement, which audit shall be final and binding upon Landlord and Tenant. If such audit reveals that Landlord has overcharged Tenant, then Landlord shall credit against Tenant's rental obligations next falling due the amount of such over-charge with interest at the Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge with interest at the Interest Rate. Tenant shall pay the costs of such audit unless the Accountant determines that the amount of Additional Rent set forth in the Statement which was the subject of such audit was in error to Tenant's disadvantage by more than [*] of the Operating Expenses and Tax Expenses, in which case Landlord shall pay the cost of such audit.

                                    ARTICLE 5

                                 USE OF PREMISES

        5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

        5.2 PROHIBITED USES. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the "Rules and Regulations" set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of Arizona, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Landlord shall not modify the Rules and Regulations without Tenant's consent, which shall not be unreasonably

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

withheld or delayed, and which consent shall be deemed to be granted by Tenant so long as such change shall not require Tenant to pay Additional Rent and shall not unreasonably interfere with Tenant's use of the Premises. Such amendment is not binding on Tenant until the tenth (10th) business day after Tenant receives written notice of the change, and no rule shall apply retroactively. The Rules and Regulations do not take precedence over the specific terms and conditions of the lease. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant's rights and obligations under the Lease and Tenant's use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, provided that any such easements, covenants, conditions, and restrictions hereafter affecting the Project do not materially and unreasonably interfere with Tenant's use of the Premises and do not result in any additional monetary obligation on the part of Tenant other than minor administrative compliance costs.

        5.3 HAZARDOUS MATERIALS.

               5.3.1 PROHIBITION ON USE. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials, except for such products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.3.1.

               5.3.2 INDEMNITY. Subject to the provisions of Section 10.1 below, Landlord and Tenant each agree to indemnify, defend, protect and hold the other harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Project or any portion thereof, caused by the other party, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees.

               5.3.3 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

               5.3.4 DEFINITION OF HAZARDOUS MATERIALS. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Arizona or the United States, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum products, (iii) asbestos, (iv) radioactive materials, or (v) polychlorinated biphenyls ("PCBs") or substances or compounds containing PCBs.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

        6.1 STANDARD TENANT SERVICES. Tenant shall be allowed to use the Premises on a twenty-four (24) hour seven (7) day per week basis. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

               6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, and taking into account the fact that the Premises have been improved with electronic monitoring systems which program themselves rather than customary thermostats, Landlord shall provide heating, ventilation and air conditioning ("HVAC") to the Premises in accordance with that required for normal comfort, given the location of the Building in Phoenix, Arizona, for normal office use and delivered to the Comparable Buildings from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 8:00 A.M. to 12:00 Noon (collectively, the "BUILDING HOURS"), except for the date of observation of New Year's Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day, Martin Luther King, Jr. Day, President's Day and, at Landlord's discretion, other locally or nationally recognized holidays which are observed by other Comparable Buildings (collectively, the "HOLIDAYS"). In the event that the Approved Working Drawings do not reflect HVAC zoning controls or if Tenant desires to add or revise HVAC zoning controls within the Premises during the Lease Term as an Alteration, Landlord hereby approves the concept of HVAC zoning controls subject to its plan approval requirements and other requirements relating to Alterations as set forth in
Article 8 of this Lease.

               6.1.2 Landlord shall provide adequate electrical wiring and electricity for lighting and power in the Premises, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of five (5) watts per rentable square foot of the Premises, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one (1) watt per usable square foot of the Premises, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. Landlord shall be responsible, as an Operating Expense for the ordinary, typical and routine replacement of lamps, starts and ballasts for Building standard lighting fixtures within the Premises.

               6.1.3 Landlord shall provide city water twenty-four (24) hours a day, seven (7) days a week, from the regular Building outlets for drinking, lavatory and toilet purposes in the Common Areas.

               6.1.4 Landlord shall provide janitorial services to the Premises and Common Areas serving the Premises, Monday through Friday, except Holidays. Such janitorial services shall be provided in a manner consistent with that provided comparable first-class office buildings in the vicinity of the Project. Landlord shall provide window washing services in a manner consistent with other comparable buildings in the vicinity of the Building, but in no event less than two (2) times per year. Tenant shall have the right to contract for additional janitorial service, at Tenant's sole cost and expense. Landlord shall provide landscaping maintenance for the Project in a manner consistent with that provided comparable first-class office buildings in the vicinity of the Project.

               6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger/freight elevator service, with all elevators in service (subject to normal maintenance and repair) during the Building Hours, and shall have one elevator available at all other times, including on the Holidays.

        Tenant shall cooperate fully with Landlord at all times and abide by all regulations, procedures and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

        6.2 OVERSTANDARD TENANT USE. Unless identified on plans approved by Landlord prior to their installation, Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease. If Tenant uses water, electricity (including lighting), heat or air conditioning in excess of that supplied by Landlord pursuant to Section
6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant's use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment (other than customary desktop personal computers and similar office equipment) in the Premises (unless identified on plans approved by Landlord prior to their installation), without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant's desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such actual cost to Tenant (which shall be treated as Additional Rent) as Landlord shall from time to time establish. Tenant's data center (the "Data Center"), as well as all other portions of the Premises so designated on the plans, shall be separately metered.

        6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease; however, notwithstanding Section 29.16, and without limiting Tenant's remedies hereunder or at law or equity, Landlord agrees that in the event such interruption prevents Tenant from using some or all of the Premise and such interruption continues for five (5) days after Landlord's receipt of notice of same, then Tenant shall be entitled to one (1) day of abated Rent (or prorated abated Rent if Tenant is using a portion of the Premises) for every one
(1) day which any of the utilities or services described in Section 6.1 generally are not provided to the Premises and the Premises are not occupied by Tenant as a result thereof, such abatement to be in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. If such interruption continues for a period of more than ninety (90) consecutive days, then Tenant may, at any point after the expiration of such ninety (90) day period, and so long as such interruption is then continuing, terminate this Lease and Tenant's remaining obligations hereunder. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

                                    ARTICLE 7

                                     REPAIRS

        Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the non-structural floor or floors of the Building in which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances caused by Tenant's use of the Premises except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly, nondiscriminatorily, and reasonably established for the Building and/or the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's control of such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, Landlord shall be responsible for compliance with the American Disabilities Act with respect to the portions of the Building and Project located outside of the perimeter of the Premises, and Tenant shall be responsible for compliance with such Act during the term of the Lease to the extent of its applications to the area located within the perimeter of the Premises, unless any noncompliance with such Act within the Premises is a condition which existed due to the design and construction of the "Base, Shell and Core" as defined in Section 1.1 of EXHIBIT B to this Lease. Landlord shall also be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, the systems and equipment of the Building, and the landscaping, walkways, driveways and parking areas of the Project, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant's expense. Subject to the limitations of Article 27, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall reasonably deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. TENANT HEREBY WAIVES ANY AND ALL RIGHTS UNDER AND BENEFITS OF ARIZONA REVISED STATUTES
SECTION 33-343 OR UNDER ANY SIMILAR LAW, STATUTE, OR ORDINANCE NOW OR HEREAFTER IN EFFECT.

                                    ARTICLE 8

                            ADDITIONS AND ALTERATIONS

        8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations or additions to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than five (5) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

        8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as

Landlord in its discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen approved by Landlord, the requirement that upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. At the time of approval of any such alteration, Landlord shall advise Tenant whether or not Landlord shall require Tenant to remove such alteration at the end of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Project is located, all in conformance with Landlord's construction rules and regulations; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the "BASE BUILDING," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "Base Building" shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Project is located in accordance with ARIZONA REVISED STATUTES Section 33-993(E) or any successor statute, and Tenant shall deliver to the Project construction manager a copy of the "field-grade as-built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

        8.3 PAYMENT FOR IMPROVEMENTS. If payment is made directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord's standard contractor's rules and regulations which shall be typical and customary of the contractors rules and regulations promulgated by institutional owners of the Comparable Buildings. If Tenant orders any work directly from Landlord, Tenant shall enter into a construction agreement with Landlord which shall define Landlord's construction costs, overhead and fee. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord's reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord's review of such work.

        8.4 CONSTRUCTION INSURANCE. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

        8.5 LANDLORD'S PROPERTY.

               8.5.1 REMOVAL OBLIGATIONS. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Landlord agreed that Tenant could remove upon the surrender of the Premises, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. The following is an itemized list of Tenant's fixtures which Tenant shall be entitled to remove at the end of the Lease Term to the extent such items have not been acquired utilizing the Tenant Improvement Allowance.


Equipment:                                     Furniture, Fixtures and Appliances:
----------                                     -----------------------------------
Hubs, routers, switches                        All workstation, office and conference room
Cable/ fiber termination interfaces            furniture
file servers                                   Data center racks
voice response units                           Data center raised floor
voice mail systems                             Data center cable trays (under the raised
cursor and predictive dialers                  floor)
phone switches and phones                      Data center ladder racks (overhead)
security system                                Wall clocks and whiteboards
security cameras                               Any related items not aforementioned
card swipes and hand recognition devices
controllers to card swipes
desktop and laptop PC's
printers, fax machines, copiers
Projectors and screens
Video conferencing equipment
Any additional office and/or data equipment
not aforementioned.

Power and HVAC:

Generator and belly fuel tank
Data Center cooling system and fans
power poles (integrated with workstations)


               8.5.2 REMOVAL OBLIGATIONS. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations or improvements and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                    ARTICLE 9

                             COVENANT AGAINST LIENS

        Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof, unless Tenant has commenced legal action to contest, dispute, or defend the claims of the lienholder and the validity of the liens and thereafter continues to prosecute this action to a successful judgment releasing the lienholder's interest in the Premises or the Building. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                   ARTICLE 10

                                    INSURANCE

        10.1 INDEMNIFICATION AND WAIVER. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers', accountants' and attorneys' fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project, but Tenant shall not be responsible for any direct or consequential damages resulting from Landlord's or contractor's acts in connection with the completion by Landlord of the tenant improvements in the Premises pursuant to the Tenant Work Letter.

        10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall comply with all non-monetary insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

        10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

               10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property           $3,000,000 each occurrence
Damage Liability                     $3,000,000 annual aggregate

Personal Injury Liability            $3,000,000 each occurrence
                                     $3,000,000 annual aggregate

                                     0% Insured's participation

               10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption and loss-of-earnings coverage for a period of one year.

               10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

        10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under
Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Arizona; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and shall deliver a renewal policy or renewal certificate thereof to Landlord at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five
(5) days after delivery to Tenant of bills therefor.

        10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

        10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

        10.7 MINIMUM REQUIREMENTS OF LANDLORD'S INSURANCE. Landlord shall maintain insurance through individual or blanket policies insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as reasonably selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall reasonably determine; provided, however, that such insurance shall be in a form, amount and type of coverage as carried by other prudent landlords of Comparable Buildings. Tenant shall pay to Landlord, as a portion of the Operating Expenses, the costs of the insurance coverages described herein, including, without limitation, Landlord's cost of any self-insurance deductible or retention.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

        11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building, the Premises (including Tenant Work) and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building, the Premises (including Tenant Work) and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project. Upon the occurrence of any damage to the Premises, upon notice (the "LANDLORD REPAIR NOTICE") to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises.

        11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage occurs during the last twelve (12) months of the Lease Term. In addition to Landlord's rights to terminate as set forth above, Tenant shall have the right to terminate this Lease under this Section 11.2 upon delivery of thirty (30) days' written notice to Landlord and only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

        11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of Arizona, including without limitation, Arizona Revised Statutes
Section 33-343, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                   ARTICLE 12

                                    NONWAIVER

        No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                   ARTICLE 13

                                  CONDEMNATION

        If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If such portion of the rentable square feet of the Premises is taken such that, in Tenant's reasonable business judgment, the Premises are no longer suitable for the conduct of Tenant's business therein, and if the notice of such taking shall be in effect for at least one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

        14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign, mortgage, pledge, hypothecate, encumber, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,
(ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as EXHIBIT E. Landlord shall respond to Tenant within ten (10) business days. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's reasonable review and processing fees, as well as any reasonable actual third-party professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord (which fees, in the case of a Transfer which does not require any modification of this Lease to accommodate specific requirements of the proposed Transferee, shall not exceed $1,500), within thirty (30) days after written request by Landlord.

        14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

               14.2.1 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

               14.2.2 The Transferee is either a governmental agency or instrumentality thereof, and Landlord has not previously approved the occupancy of any portion of the Project by a governmental entity or instrumentality thereof;

               14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

               14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

               14.2.5 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

        If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

        14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord [*] of any "Transfer Premium," as that term is defined in this
Section 14.3, received by Tenant from such Transferee. "TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration actually received by Tenant in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer,
(ii) any free base rent reasonably provided to the Transferee in connection with the Transfer, (iii) any brokerage commissions in connection with the Transfer,
(iv) legal fees, (v) moving costs, (vi) advertising costs; (vii) lease takeover/assumption costs, (viii) key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer,
(ix) any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer, and (x) any other costs necessary to induce the Transferee to enter into the Transfer with Tenant (collectively, "TENANT'S SUBLEASING COSTS").

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

        14.4 [INTENTIONALLY DELETED]

        14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord's costs of such audit.

        14.6 NON-TRANSFERS. Notwithstanding anything to the contrary contained in Article 14 of this Lease, an assignment or subletting by Tenant of all or a portion of the Premises or this Lease to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the stock or assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates"), shall not require Landlord's consent and shall not be deemed a Transfer under Article 14 of this Lease, provided that (a) any such Affiliate was not formed as a subterfuge to avoid the obligations of Article 14 of this Lease; (b) Tenant gives Landlord at least ten (10) days' prior notice of any such assignment or sublease to an Affiliate or as soon as reasonably possible as may be provided by any applicable laws or regulations; (c) such Affiliate shall have, as of the effective date of any such assignment or sublease, a tangible net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease and is equal to or greater than the net worth of Tenant as of the date of the Transfer; (d) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such Affiliate shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the portion of the Premises which is the subject of such assignment or sublease (other than the amount of Base Rent payable by Tenant with respect to a sublease); and (e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease. Landlord hereby acknowledges that Tenant has advised Landlord that Tenant will become affiliated with NextBank, and, upon receipt of notice by Landlord of its formation, agrees that NextBank shall be an Affiliate for purposes of this Section 14.6. In addition, a sale or transfer of the capital stock of Tenant shall be permitted without Landlord's consent, provided, that (A) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant or (B) Tenant initially becomes a publicly traded corporation; provided, however, that

(i) any such sale or transfer was not done as a subterfuge to avoid the obligations of Articles 14 of this Lease; (ii) Tenant gives Landlord at least ten (10) days prior notice of any such sale or transfer, described in (A) or (B) above, or as soon as reasonably possible as may be provided by any applicable laws or regulations; and (iii) if the resulting entity, as of the effective date of any such sale or transfer does not have a tangible net worth, computed in accordance with GAAP (but excluding goodwill as an asset) which is sufficient to meet the obligations of Tenant under this Lease and is not equal to or greater than the net worth of Tenant as of the date of the Transfer, then Landlord shall have the right to request an additional amount to add to the Security Deposit from such resulting entity in order to assure the performance of Tenant's obligations under this Lease.

        14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to:
(i) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

        14.8 RELEASE OF TENANT. If Landlord approves a Transfer which is an assignment by Tenant to: (i) in the case of a publicly held company, an entity with a market share equal to or greater than the "Market Cap" of Tenant (i.e., common outstanding shares multiplied by the price per share) as of the date of execution of this Lease, or, if higher, the Market Cap of Tenant as of the date of the request for approval of such Transfer (but in no event higher than [ * ]); or, (ii) in the case of a non-publicly held company, to an entity with a net worth, as reflected in such entity's most recent audited financial statements, of [*], Landlord shall, upon the full execution and delivery of Landlord's consent to such assignment, enter into a release agreement whereby Tenant shall be relieved of all further liability or obligation under this Lease.

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

                                   ARTICLE 15

                        SURRENDER OF PREMISES; OWNERSHIP
                          AND REMOVAL OF TRADE FIXTURES

        15.1 SURRENDER OF PREMISES. No act or thing done by either party or its agent or employee during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by both parties. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

        15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Within three (3) days following the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Within such three (3) day period, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Within said three (3) day period Tenant shall not be obligated to pay Rent.

                                   ARTICLE 16

                                  HOLDING OVER

        If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to (A) [*] for the first and second months of such holdover;
(B) [*] for the third month of such holdover; and (C) [*] for the fourth month and any additional months of such holdover as liquidated damages. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

        Within ten (10) days following a request in writing by Landlord, which request shall be given no more frequently than once in any consecutive twelve
(12) month period and which may only be given in the context of a proposed financing to be secured by a lien on the Project or a proposed sale of the Project, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Within ten (10) days following a request in writing by Tenant, Landlord shall execute and deliver to Tenant an estoppel certificate similar in form and substance to EXHIBIT E, taking into account the context of the fact that the Landlord is executing such certificate. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, audited if such statements had been prepared by a third-party auditor or, if internally prepared, certified by an officer of Tenant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

        This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord shall provide a commercially reasonable subordination, attornment and nondisturbance agreement ("SNDA") from Guaranty Federal Bank which currently holds a first mortgage lien encumbering the Project. The standard form of SNDA issued by Guaranty Federal Bank, attached as EXHIBIT F, has been delivered to Tenant and any modifications thereto which shall be necessary to cause such SNDA to be "commercially reasonable" shall be negotiated by Landlord, Tenant and Guaranty Federal Bank in a diligent manner so as to complete, execute and record the SNDA not later than sixty (60) days following the date of this Lease. Further, Landlord shall use its best good faith, diligent and commercially reasonable efforts to provide Tenant with a nondisturbance agreement in a commercially reasonable and recordable form from any future lender holding a deed of trust on the Project. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever except as expressly provided in this Lease or in any SNDA, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

        19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

               19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after Tenant's receipt of notice; or

               19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

               19.1.3 Abandonment of the Premises for a period of fifteen (15) days following delivery of notice to Tenant that Tenant has failed to pay a scheduled Base Rent or Additional Rent payment hereunder, or vacation of all or a substantial portion of the Premises by Tenant unless adequate security procedures have been approved by Landlord and maintained in force by Tenant at Tenant's sole cost and expense in order to avoid vandalism at the Premises and in order to minimize increases in insurance premiums for the Building; or

               19.1.4 To the extent permitted by law, a general assignment by Tenant or any guarantor of the Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within thirty (30) days.

        The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

        19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

               19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

               (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use; and

               (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

        The term "rent" as used in this Section 19.2 shall be deemed to have the meaning assigned such term in the Lease. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

               19.2.2 Landlord shall at all times have all the rights and remedies available at law or in equity (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Section 19.2.1 above or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, and including, without limitation, the following:

               (i) Landlord may re-enter and take possession of all or any part of the Premises and remove Tenant and any person claiming under Tenant from the Premises, using reasonable force, if necessary, and without committing a trespass or becoming liable for any loss or damage that may be occasioned thereby. Landlord may also change the locks to the Premises without notice at Tenant's expense. Re-entry and repossession of the Premises will not by themselves terminate the Lease.

               (ii) Landlord may remove any property, including fixtures, from the Premises and store the same at Tenant's expense in a warehouse or any other location, or Landlord may lease the property on the Premises pending sale or other disposition. If Landlord leaves the property on the Premises or stores it at another location owned or controlled by Landlord, then Landlord may charge Tenant a reasonable fee for storing and handling the property comparable to what Landlord would have had to pay to a third party for such services. Landlord will not be liable under any circumstances to Tenant or to anyone else for any damage to the property. Landlord shall proceed to sell Tenant's property in accordance with Arizona law.

               (iii) Landlord may collect any rents or other payments that become due from any subtenant, concessionaire or licensee, and may in his own name or in Tenant's name bring suit for such amounts, and settle any claims therefor, without approving the terms of the sublease or of Tenant's agreement with the concessionaire or licensee and without prejudice to Landlord's right to terminate the sublease or agreement without cause and remove the subtenant, concessionaire or licensee from the Premises.

               (iv) Landlord may appoint, or have appointed through appropriate court proceedings, a receiver to take possession of the Premises and operate Tenant's business in accordance with the terms of the Lease, with full power to exercise all rights and privileges Tenant has under the Lease, including the power to collect the income and pay the expenses of the business, or with such limited powers as Landlord or the court appointing the receiver may deem advisable. The receiver will not be required to post any bond, and will be entitled to obtain insurance to protect himself against liability from his errors and omissions or otherwise arising in the course of performing of his duties. The fees and expenses of the receiver, including the cost of any errors and omissions or liability insurance, will be charged to Tenant.

               (v) Landlord may relet the Premises at whatever rent and on whatever terms and conditions are commercially reasonable. The term of any new lease may be shorter or longer than the remaining term of this Lease. In reletting the Premises, Landlord may make any alterations or repairs to the Premises he feels are necessary or desirable; may subdivide the Premises into more than one unit and lease each portion separately; may sell Tenant's improvements, fixtures and other property located on the Premises to the new tenant, or include such improvements, fixtures and property as part of the Premises without additional cost; may advertise the Premises for sale or lease; may hire brokers or other agents; and, may do anything else he deems necessary or helpful in reletting the Premises. Tenant will be liable to Landlord for all costs and expenses of the reletting including but not limited to rental concessions to the new tenant, broker's commissions and tenant improvements, and will remain liable for the rent and all other charges arising under the Lease, less any income received from the new tenant, unless the Lease is terminated as set forth below.

               (vi) Landlord may sue Tenant for possession of the Premises, for damages for breach of the Lease, and for any other appropriate relief, either in the same or in separate actions. Landlord may recover all costs and expenses he incurs in any such suit, including reasonable attorneys' fees.

               19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

        19.3 SUBLEASES OF TENANT. Subject to the provisions of Section 14, whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

        19.4 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

        19.5 LANDLORD'S DEFAULT. Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under the Lease if the failure continues for thirty (30) days after written notice of the failure from Tenant to Landlord itemizing with reasonable particularity the basis of such claim. If the required performance is factually required of Landlord and cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently and continuously attempts to complete this cure as soon as reasonably possible.

                                   ARTICLE 20

                           COVENANT OF QUIET ENJOYMENT

        Landlord covenants that, so long as Tenant is not in default hereunder, Tenant shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

                                   ARTICLE 21

                                SECURITY DEPOSIT

        In lieu of a cash deposit, Tenant shall, pursuant to the provisions of
Article 31 of this Lease, deposit with Landlord the "Letter of Credit" defined in said Article 31 to serve as security for the faithful performance by Tenant of all of its obligations under this Lease. Any reference in this Lease to the term "Security Deposit" shall mean and refer to the Letter of Credit.

                                   ARTICLE 22

                              INTENTIONALLY DELETED

                                   ARTICLE 23

                                      SIGNS

        23.1 FULL FLOORS. Subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the

Premises, including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building; provided, however, that Landlord shall at all times provide at least one (1) sign or directory in the elevator lobby of such Premises displaying the name and suite number of Tenant.

        23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's then-current Building standard signage program.

        23.3 EXTERIOR SIGNAGE. Tenant, at Tenant's sole expense, shall have the exclusive right to install two (2) prominent back-lit building parapet signs (facing north and south), as well as the non-exclusive right to install one (1) blank side strip on both the east and west facing sides of the monuments located on the Project at Washington Street and Van Buren Street for a total of four (4) strips. TENANT'S SIDE STRIPS SHALL, AT ALL TIMES DURING ITS TENANCY, OCCUPY THE TOP AND HIGHEST POSITION ON SUCH MONUMENTS (ALL AS MORE PARTICULARLY SHOWN ON EXHIBIT H ATTACHED). As used in the foregoing sentence, the word "parapet" shall mean and refer to the architectural feature of the Building which is the vertical continuation of the exterior skin of the Building for several feet above the roof line, the function of which is to screen the roof-mounted equipment, and to which permitted exterior signage is typically affixed. Landlord hereby agrees that Tenant shall have the right to transfer its parapet and monument exterior signage rights to an Affiliate, or an assignee of Tenant which is approved by Landlord pursuant to the provisions of Article 14 above. Said signage will be subject to Landlord's reasonable approval on design, specification, size, location and proposed language. Further, Tenant shall have the exclusive right to rooftop signage (i.e., viewable only from above) on Building B, subject to Landlord's reasonable approval on design, specification, size and location thereof. Landlord hereby agreed that Tenant shall have the right to transfer its roof top signage rights to an Affiliate or an assignee of Tenant. All such exterior signage shall be further subject to the approval of the applicable governmental authorities with jurisdiction.

        23.4 PROHIBITED SIGNAGE AND OTHER ITEMS. Subject to the requirements of any federal, state, county, city or governmental agency law, statute, ordinance, standard, rule, or order now in effect or hereafter issued, any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as specifically provided in Section 23.3 above, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

        23.5 BUILDING DIRECTORY. Landlord shall maintain, at Landlord's expense a building directory located in the lobby of the Building. Tenant shall have the right to designate name strips to be displayed under Tenant's entry in such directory at a rate which is in proportion to Tenant's occupancy of rentable square feet in the Premises.

                                   ARTICLE 24

                               COMPLIANCE WITH LAW

        Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures to the extent that such relate to or are triggered by Tenant's particular use of the Premises, the Tenant Improvements located in the Premises, or any Alterations located in the Premises; otherwise such compliance shall be undertaken by Landlord as, to the extent specifically allowed under this Lease, an Operating Expense. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations to the extent that such relate to or are triggered by Tenant's particular use of the Premises, the Tenant Improvements located in the Premises, or any Alterations located in the Premises; otherwise such compliance shall be undertaken by Landlord as, to the extent specifically allowed under this Lease, an Operating Expense (unless Landlord is required to undertake such compliance in Landlord's performance of its repair obligations pursuant to the provisions of this Lease). Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this
Article 24 to the extent that such relate to or are triggered by Tenant's particular use of the Premises, the Tenant Improvements located in the Premises, or any Alterations located in the Premises; otherwise such compliance shall be undertaken by Landlord as, to the extent specifically allowed under this Lease, an Operating Expense. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Landlord, at Landlord's sole expense, shall, as soon as reasonably possible, make all repairs, replacements, alterations, or improvements reasonably necessary to comply with all governmental rules, regulations, requirements or standards described in this Article 24 to the extent such relate to the Building or the Project. As of the date of execution of this Lease, Landlord has not received
(i) any notices from any governmental or quasi-governmental agency alleging any violation of any applicable laws (including Americans With Disabilities Act ("ADA") and Environmental Laws), rules, ordinances, regulations, and other applicable requirements pertaining to the Project or any portion thereof, (ii) any notices of any claims made or threatened regarding noncompliance with any applicable laws (including ADA and Environmental Laws), rules, ordinances, regulations, and other applicable requirements pertaining to the Project or any portion thereof, or (iii) any notices of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with any applicable laws (including ADA and Environmental Laws), rules, ordinances, regulations, and other applicable requirements pertaining to the Project or any portion thereof.

                                   ARTICLE 25

                                  LATE CHARGES

        If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after said amount is due, then, upon invoice by Landlord, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided that for any consecutive twelve (12) month period of the Lease Term, Landlord shall provide one (1) five (5) business day late-charge grace period following delivery of written notice to Tenant that such payment has not been timely received. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

              LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

        26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

        26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                                ENTRY BY LANDLORD

        27.1 ENTRY BY LANDLORD. Landlord reserves the right at all reasonable times and upon twenty-four (24) hours' written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; (iv) alter, improve or repair the Premises or the Building if necessary to comply with this Lease, building codes or other laws, or make necessary repairs to the Building or the Building's structural systems and equipment; or (v) show the Premises during the final nine (9) months of the Lease Term to prospective tenants. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any uncured event of Default under this Lease; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises. For entry permitted under this
Article 26, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any such entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. To the extent reasonably practicable, Landlord shall exercise its rights under this Section 27.1 at such times and in such a manner as to minimize the impact on Tenant's business in and occupancy of the Premises and at all time in conformity with National Banking Act regulations.

        27.2 TENANT'S SPECIAL SECURITY AREAS. The following areas, together with any additional areas which Tenant may from time to time designate in writing to Landlord, are "Tenant's Special Security Areas": Money Desk Area and Federal Wire Area. Except in an emergency posing a threat of imminent bodily harm or property damage or when accompanied by an authorized representative of Tenant (and subject to the notice requirements of Section 27.1 above) Landlord shall not enter Tenant's Special Security Areas.

                                   ARTICLE 28

                                 TENANT PARKING

        Tenant shall have the right, at no cost to Tenant (other than with respect to the Reserve Parking Right below), commencing on the Lease Commencement Date, to the use of up to the amount of parking spaces set forth in
Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking spaces shall be located in the Project parking facility. During any Renewal Term, Tenant shall be entitled to the same ratio of parking space [ * ].

In lieu of an equal number of unreserved parking spaces, Tenant shall rent at least [ * ] and up to [ * ] reserved parking spaces in the Project parking facility on a monthly basis throughout the Lease Term (the "RESERVED PARKING RIGHT"). The location of the reserved parking spaces shall be in an area mutually agreed to by Landlord and Tenant, giving the utmost consideration to Tenant's preference whenever possible within the confines of already existing parking contracts, within thirty (30) days following execution of this Lease , utilizing the existing canopy covers as mutually agreed upon between Landlord and Tenant and striped by Landlord per Tenant's reasonable specifications. The rate for such reserved parking rights shall be [ * ] per stall per month. During any Renewal Term, Tenant shall have the same Reserved Parking Right at [ * ] per stall per month. Further, subject to availability, Tenant may rent, on a month-to-month basis, additional parking spaces for unreserved parking spaces in the Project parking facility. Tenant may change the number of unreserved parking spaces rented pursuant to this Article 28 upon at least thirty (30) days prior written notice to Landlord, and provided that in no event shall Tenant be entitled to rent more than the amount of parking spaces set forth in Section 9 of the Summary. Tenant shall pay to Landlord for automobile parking spaces on a monthly basis the prevailing rate charged from time to time at the location of such parking spaces. In addition, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking spaces by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord and Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Such rules and regulations shall include appropriate notice and cure provisions and shall be effective only upon written delivery of a copy of any such rules and regulations to Tenant. Landlord specifically reserves the right to change the size, configuration, design, layout (excluding the rate for parking stalls) of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking spaces allocated to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's and Tenant Affiliate's own personnel and such spaces may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an approved sublease or assignment, which provides to the Transferee a pro-rata share of Tenant's parking rights. Tenant shall be allowed to use Tenant Parking on a twenty-four (24) hour seven (7) day per week basis.

                                   ARTICLE 29

                            MISCELLANEOUS PROVISIONS

        29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women,

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

        29.2 BINDING EFFECT. Subject to Article 14 and Sections 29.5 and 29.13 of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns.

        29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, maintenance or cleaning in or about the Project, there shall be no liability to Landlord and no reduction or diminution of Tenant's obligations under this Lease; provided, however, that there is no unreasonable interference with Tenant' use of the Premises.

        29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant or Landlord hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

        29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease that accrues after the effective date of transfer, subject to the following restrictions: (i) Landlord shall not be released from its obligations under this Lease unless the transferee agrees in writing, for the benefit of Tenant, to assume Landlord's obligations under this Lease from and after the date of the transfer; (ii) if Landlord assigns its interest in this Lease to a lender as additional security, this assignment shall not release Landlord from its obligations under this Lease; and (iii) if the Premises and Building are not built at the time this Lease is executed, this Section 29.5(iii) shall not apply to any transfer of Landlord's interest within twelve (12) months after the date on which Landlord completes construction of the Premises and Building, as required by the Lease. If Landlord transfers or mortgages its interest in the Premises, Landlord shall transfer or assign the Letter of Credit to Landlord's transferee and thereupon be relieved of further responsibility with respect to the Letter of Credit as long as the transferee agrees in writing to hold the Letter of Credit under the provisions of this Section 29.5. If Landlord fails to transfer or assign the Letter of Credit, Tenant shall not be required to replace the Letter of Credit until the expiration of the Letter of Credit. If Landlord draws on the Letter of Credit after a transfer or an assignment, the transferee shall pay to Tenant within ten (10) days from the date of the draw the amount of the Letter of Credit. If the transferee fails to pay Tenant the amount of the Letter of Credit within that period, Tenant may deduct the amount of the Letter of Credit from the Rent payable by Tenant. If Landlord fails to transfer or assign the Letter of Credit or the transferee does not credit Tenant for the amount of the Letter of Credit, Tenant may deduct from the Rent payable by Tenant under this Lease the amount of the Letter of Credit. To the extent consistent with the foregoing, Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord; provided, however, that no such attornment shall be effective unless and until such transferee executes and delivers to Tenant a commercially reasonable non-disturbance agreement following good-faith negotiations between Tenant and such transferee.

        29.6 PROHIBITION AGAINST RECORDING. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

        29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

        29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

        29.9 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

        29.10 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

        29.11 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

        29.12 NO WARRANTY. Except to the extent specifically provided to the contrary in this Lease, Tenant hereby represents that, in executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

        29.13 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with

Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns.

        29.14 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

        29.15 RIGHT TO LEASE. Except as specifically restricted in this Lease, including without limitation Section 29.26, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

        29.16 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed on Landlord or Tenant with regard to payment of money under this Lease (collectively, a "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

        29.17 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

        29.18 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing and shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) the date delivery is confirmed by return receipt if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                             Carlyle Realty
                             4675 MacArthur Court, Suite 500
                             Newport Beach, California 92660
                             Attention: Allen L. Cashion
                             Telephone: (949) 757-9535
                             Fax: (949) 757-0720

                             and

                             ZKS Real Estate Partners
                             2425 East Camelback Road, Suite 450
                             Phoenix, Arizona 85016-4286
                             Attention: Mr. Joseph Collura
                             Telephone: (602) 381-2545
                             Fax: (602) 381-2546

                             and

                             Allen, Matkins, Leck, Gamble & Mallory
                             333 Bush Street, Suite 1700
                             San Francisco, California 94104
                             Attention: Richard C. Mallory, Esq.
                             Telephone: (415) 837-1515
                             Facsimile: (415) 837-1516

As of the date of this Lease, any Notices to Tenant must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                             NextCard, Inc.
                             595 Market Street, Suite 1800
                             San Francisco, California 94105
                             Attention: Robert Linderman, Esq.
                             General Counsel and Secretary
                             (Prior to Lease Commencement Date)

                             and

                             NextCard, Inc.
                             Airport Technology Center
                             4129 East Van Buren, Suite 200
                             Phoenix, Arizona 85008-6911
                             Attention: Mr. Mark Attinger,
                             Vice President/Operations Site Manager
                             (After Lease Commencement Date)

                             and

                             Gibson, Dunn & Crutcher
                             One Montgomery St., Telesis Tower, 26th Floor San Francisco, CA 94104-4505
                             Attn: Fred L. Pillon, Esq.
                             Telephone: (415) 393-8200
                             Facsimile: (415) 986-5309

        29.19 JOINT AND SEVERAL. If more than one individual or entity comprises Tenant, the obligations imposed upon each individual or entity comprising Tenant under this Lease shall be joint and several.

        29.20 AUTHORITY. Each of the persons executing this Lease on behalf of an entity does hereby represent and warrant that such entity is a duly authorized and existing entity, that the entity has and is qualified to do business in the State of Arizona, that the entity has full right and authority to execute and deliver this Lease, and that each person signing on behalf of the entity was authorized to do so. Each party shall, within ten (10) days after the execution and delivery of this Lease, deliver to the other party satisfactory evidence of (i) such authority, (ii) good standing in such entity's state of formation, and (iii) qualification to do business in the State of Arizona.

        29.21 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

        29.22 GOVERNING LAW; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of Arizona. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO
(I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF ARIZONA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY ARIZONA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION

WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

        29.23 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        29.24 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease.

        29.25 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

        29.26 PROJECT OR BUILDING NAME AND SIGNAGE. Subject to the provisions of
Article 23 of this Lease, Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord's sole discretion, desire; provided, however, that, so long as Tenant is occupying at least 65,000 rentable square feet in the Project, Tenant shall have an "exclusive" and Landlord shall not have the right to lease space in Building B to any call center or financial services entities (excluding call centers or financial services entities to which existing (as of the date of this Lease) tenants in Building B elect to sublease space or assign their interests in their respective leases with Landlord's reasonable approval) or to change the name of the Project or the Building without Tenant's prior approval, which approval shall be in Tenant's sole discretion. Landlord's rights hereunder shall be subject to Tenant's signage rights under Article 23. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

        29.27 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

        29.28 CONFIDENTIALITY. Both parties acknowledge that the content of this Lease and any related documents are confidential information. Both parties shall keep such confidential information strictly confidential and shall not disclose such confidential information, other than the identification of the parties, the building name and its location, to any person or entity other than such party's financial, legal, and space planning consultants.

        29.29 DEVELOPMENT OF THE PROJECT.

               29.29.1 SUBDIVISION. Landlord reserves the right to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision; provided, however, that nothing required herein shall materially affect Tenant's right under this Lease and that Landlord shall reimburse Tenant for Tenant's reasonable costs in connection with such execution and delivery.

               29.29.2 THE OTHER IMPROVEMENTS. If portions of the Project or property adjacent to the Project (collectively, the "OTHER IMPROVEMENTS") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease, provided that any such conveyance does not materially and unreasonably interfere with Tenant's use of the Premises and does not result in any additional monetary obligation on the part of Tenant other than minor administrative compliance costs.

               29.29.3 CONSTRUCTION OF PROJECT AND OTHER IMPROVEMENTS. Tenant acknowledges that portions of the Project and/or the Other Improvements may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project but which shall not unreasonably and materially interfere with Tenant's use of the Premises.

        29.30 BUILDING RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "RENOVATIONS") the Project, the Building and/or the Premises.

        29.31 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

        29.32 COMMUNICATIONS AND TELECOM EQUIPMENT. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables, fiber optic cable, microwave satellite dishes or other telecommunications devices and/or services to the Premises (collectively, the "TELECOM EQUIPMENT") at the Project or in or serving the Premises, provided that
(i) such installation, if any, shall be undertaken pursuant to the provisions of either the Tenant Work Letter attached hereto as EXHIBIT B or the alterations provisions set forth in Article 8 above, (ii) an acceptable number of spare Telecom Equipment and space for additional Telecom Equipment shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Telecom Equipment therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Telecom Equipment servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Telecom Equipment, Landlord may require that Tenant remove existing Telecom Equipment located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all reasonable costs in connection therewith; provided, however, that, as to the Premises, Landlord shall not charge any fees either to Tenant or to any third party telecommunications service providers associated with the installation of fiber optic cable, microwave satellite dishes or other telecommunications devices and/or services to the Premises. The method of installation of said Tenant's cabling/phone wiring/satellite dishes, etc. shall be subject to Landlord's reasonable approval. Landlord reserves the right to require that Tenant remove any Telecom Equipment located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition. Landlord acknowledges that Tenant desires an expeditious review and approval process by Landlord in connection with the Telecom Equipment proposed to be installed or modified at the Premises by Tenant.

        29.33 GENERATOR AND TANK. Subject to Landlord's reasonable approval of design, specification and size, and subject to all applicable governmental laws and regulations, Tenant has the right to install (i) a generator and (ii) an associated so-called "belly" fuel tank at the location indicated on EXHIBIT G, or such other location as required by the City of Phoenix . Tenant shall provide appropriate insurance coverage for such generator and tank as reasonably required by Landlord after consultation between Landlord's and Tenant's respective insurance representatives. Landlord shall provide an "expeditor" to assist Tenant in obtaining necessary City of Phoenix approval

        29.34 [INTENTIONALLY DELETED]

                                   ARTICLE 30

                                OPTIONS TO EXTEND

        30.1 OPTION RIGHTS. Landlord hereby grants Tenant two (2) consecutive options to extend the then current Lease Term for the entire Premises for periods of three (3) years each (together the "Option Terms"), which options shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not then in a state of uncured monetary or other default following the expiration of the applicable cure periods under the Lease. Upon the proper exercise of such option to extend, and provided that, as of the end of the then current Lease Term, Tenant is not in default, as described above, under the Lease, the then current Lease Term shall be extended for the Option Term.

        30.2 OPTION RENT. The annual base rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to [*] which for purposes hereof means [*]








All other terms and conditions of the Lease shall apply throughout the Option Term; provided, however, any obligation of Landlord to construct tenant improvements or provide an allowance shall not apply during the Option Term, except to the extent such provisions are included in [*], and Tenant shall, in no event, have the option to extend the then current Lease Term beyond the Option Term described in Section 30.1 above.

        30.3 EXERCISE OF OPTIONS. The option contained in this Article 30 shall be exercised by Tenant, if at all, on or before the date (the "Exercise Date") which is at least nine (9) months prior to the expiration of the then current Lease Term by delivering written notice ("Exercise Notice") thereof to Landlord. The Exercise Notice may not be delivered earlier than twelve (12) months prior to the expiration of the then current Lease Term. Tenant may notify Landlord earlier than the Exercise Date of its intent to exercise its option and Landlord will work with Tenant to establish [*] at that time. After the Exercise Date, the parties shall follow the procedure and [*] shall be determined as set forth in Section 30.4 below. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of its extension right hereunder.

        30.4 Determination of Option Rent. Landlord and Tenant shall attempt to agree upon [*], using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon [*] within fifteen (15) business days following Tenant's delivery of the Exercise Notice (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of [*] within fifteen (15) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections
30.4.1 through 30.4.7 below. Failure of Tenant or Landlord to submit

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

a written determination of [*] within such fifteen (15) business day period shall conclusively be deemed to be the non-determining party's approval of [*] submitted within such fifteen (15) business day period by the other party.

               30.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be an independent real estate broker who shall individually have no ongoing business relationship with Tenant or Landlord and who shall have been active over the eight (8) year period ending on the date of such appointment in the leasing of first-class office buildings in the Project Area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted [*] is the closest to the actual [*] as determined by the arbitrators, taking into account the requirements of Section
30.2. Each such arbitrator shall be appointed within thirty (30) days after the Outside Agreement Date.

               30.4.2 The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators.

               30.4.3 The three (3) arbitrators shall within thirty (30) days after the appointment of the third arbitrator reach a decision as to whether Landlord's or Tenant's submitted [*] is the closest to the actual [*], and shall use the closest of Landlord's or Tenant's submitted [*] as [*] for purposes of calculating the Option Rent, and shall notify Landlord and Tenant thereof.

               30.4.4 The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

               30.4.5 If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

               30.4.6 If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 30.2 above, then the parties shall mutually select the third arbitrator, who shall be qualified under the same criteria as set forth in Section 30.4.1 above. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the Superior Court of the County which the Project is located, acting in his private and nonjudicial capacity, to appoint the third arbitrator who shall be qualified under the same criteria as set forth in Section 30.4.1. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted [*] shall be used and shall notify Landlord and Tenant thereof.

               30.4.7 The cost of the arbitrators and the arbitration proceeding shall be paid by the non-prevailing party.


* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

                                   ARTICLE 31

                                LETTER OF CREDIT

        31.1 LETTER OF CREDIT. Within five (5) business days of mutual execution of this Lease by Landlord and Tenant, Tenant shall deliver to Landlord an irrevocable standby letter of credit in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) ("Letter of Credit") as additional security for the faithful performance by Tenant of its obligations under this Lease. The Letter of Credit shall be upon the terms and subject to the following provisions of this Article 31.

               31.1.1 If Tenant fails to pay Rent or other charges due hereunder beyond any applicable cure periods, or otherwise defaults beyond any applicable cure periods with respect to any provision of this Lease, in addition to any other rights held by Landlord, Landlord may draw upon and apply all or any part of the Letter of Credit as is necessary to the payment of any actual Rent or other charge in default. Any draw under the Section 31.1.1 shall be Landlord's exclusive remedy with respect to such failure to pay Rent or other charges due. failure to do so shall be a default under this Lease.

               31.1.2 The Letter of Credit shall commence five (5) business days after mutual execution of this Lease and, unless otherwise released pursuant to
Article 31.1.2.3 below, Tenant shall renew the Letter of Credit from time to time through the initial Term, at least thirty (30) days prior to the expiration thereof and deliver to Landlord a new Letter of Credit or an endorsement to the Letter of Credit and any other evidence required by Landlord that the Letter of Credit has been renewed. The Letter of Credit shall be (i) issued by a bank reasonably approved by Landlord ("Bank"), with Landlord hereby approving [*], with draws permitted to be presented at any major branch thereof located in California or Arizona, and (ii) in a form containing the required provisions set forth in Article 31.1.2.1 through 31.1.2.4 below. The premium or purchase price of, or any other Bank fees associated with, such Letter of Credit shall be paid by Tenant. The Letter of Credit shall, without limiting the foregoing, provide that:

                      31.1.2.1 Such Letter of Credit shall be transferable, irrevocable and unconditional, so that Landlord, or its successor(s) in interest with respect to the Premises, may upon an uncured monetary default with respect to the Rent or any other charge under this Lease, "call" for any portion of the then uncalled upon amount thereof without regard to and without the Bank inquiring as to the right or lack of right of the holder of such Letter of Credit to effect such calls or the existence or lack of existence of any defenses by Tenant with respect thereto;

                      31.1.2.2 Landlord agrees not to draw upon the Letter of Credit unless Landlord certifies monetary default by Tenant under the Lease after giving notice thereof to Tenant in accordance with the terms of this Lease and the expiration of any applicable cure period set forth in this Lease, but if Landlord does effect such a "draw," such "draw" amount shall be limited to the amount necessary to compensate Landlord for such default, as permitted by law or this Lease.


* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

                      31.1.2.3 Any failure or delay of Landlord to "draw" any portion of the Letter of Credit shall not act as a waiver of Landlord's right to do so at any time thereafter or constitute a waiver of any default with respect to the Lease.

                      31.1.2.4 Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to "draw" from the Letter of Credit; provided, however, that Tenant shall have the right to take action against Landlord if Tenant disputes Landlord's right to have received such payment or the amount which Landlord has drawn, as provided herein, after such draw has occurred. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional upon this Lease or to justify the issuer of the Letter of Credit in failing to honor a draw upon such Letter of Credit in a timely manner. In the event Landlord is determined through any dispute resolution procedure agreed upon by the parties or by a court of competent jurisdiction to have improperly drawn on the Letter of Credit, then Tenant shall be entitled to receive a prompt refund of such amount from Landlord. Tenant hereby waives any provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit (including the Letter of Credit) only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

               31.1.3 Release of Letter of Credit. Notwithstanding the foregoing, in the event that (i) Tenant shall provide Landlord with quarterly statements as required to be filed with the Securities and Exchange Commission ("SEC") which show that Tenant's most recent quarter of net income as established by generally accepted accounting principles excluding non-cash goodwill amortization and in-process research and development is greater than zero (the "Qualifying Quarterly Statement"), (ii) Tenant's most recent month-end Market Cap is greater than [*]; and (iii) Tenant, as of the date of each such reduction, is not in a state of monetary default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall have the right to reduce the Letter of Credit as follows: (A) if the requirements of clauses (i) through (iii) above have been met, then, as to the next following [*] of the Lease Term, then Tenant shall have the right to reduce the Letter of Credit to One Million Two Hundred Thousand Dollars ($1,200,000) (the "First Reduction"); (B) after the First Reduction, if the requirements of clauses (i) through (iv) above have been met, then, as to the next following [*] of the Lease Term, then Tenant shall have the right to further reduce the Letter of Credit to Nine Hundred Thousand Dollars ($900,000) (the "Second Reduction"); and
(C) after the Second Reduction, if the requirements of clauses (i) through (iv) above have been met, then, as to the next following [*] of the Lease Term, then Tenant shall have the right to further reduce the Letter of Credit to Six Hundred Thousand Dollars ($600,000) (the "Third Reduction"); and (C) following the Third Reduction, if the requirements of clauses (i) through (iv) above have been met, then, as to the next following [*] of the Lease Term, then Tenant shall have the right to further reduce the Letter of Credit to Five Hundred Thousand Dollars ($500,000) which will represent the base amount of the Letter of Credit. If the conditions which would qualify the reductions are not met with respect to the applicable [*], and are met in the subsequent [*]


* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

[*], then the non-effectuated reduction shall occur at the time of the qualifying reduction, with the effect that Tenant has "caught up" on its scheduled reductions, notwithstanding the fact that, at the time that the reduction would otherwise have been effectuated, Tenant had not qualified as aforesaid.

               31.1.4 Tenant acknowledges and agrees that the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, that Tenant is not a third-party beneficiary of such contract, and that Landlord's claim under the Letter of Credit for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to,
Section 502(b)(6) of the Bankruptcy Code.

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"LANDLORD"                            CARLYLE AIRPORT TECHNOLOGY TRUST,
                                      a Maryland real estate investment trust


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

"TENANT"                              NextCard, Inc., a Delaware corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------

                                    EXHIBIT A


                            AIRPORT TECHNOLOGY CENTER

                               OUTLINE OF PREMISES

                                 [SEE ATTACHED]



                                   EXHIBIT A
                                      -1-

                                    EXHIBIT B


                            AIRPORT TECHNOLOGY CENTER

                               TENANT WORK LETTER

        This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues may arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of that certain Office Lease dated as of March __, 2000, between CARLYLE AIRPORT TECHNOLOGY TRUST, a Maryland real estate investment trust, ("Landlord") and NextCard, Inc., a Delaware corporation ("Tenant"), to which this Tenant Work Letter is attached as EXHIBIT B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of this Tenant Work Letter.

                                    SECTION 1

                 LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

        1.1 BASE, SHELL AND CORE. Landlord shall provide the improvements presently constituting the Project, including the "base, shell, and core," as defined below, of the Building on which the Premises is located (collectively, the "Base, Shell, and Core") in accordance with all applicable codes and laws and in good working order as of the Lease Commencement Date. Tenant shall accept the Base, Shell and Core in its presently existing, "as is" condition, subject to latent defects and Landlord completion of any incomplete "punch-list" type items in accordance with this Section 1.1, which Base, Shell and Core shall include only the following items:

               1.1.1 Restrooms (one each on the first and second floors of Building B).

               1.1.2 First and second floor finished lobbies, including two (2) passenger elevators which can be converted to freight elevators with appropriate protective padding.

               1.1.3 Smooth concrete floor.

               1.1.4 Unfinished ceilings which may include exposed structure at underside of second floor and roof structure. Landlord to provide, as a charge to the "Tenant Improvement Allowance" (defined below) and without including any "markup" of the cost thereof to Landlord, the building standard ceiling grid and tile.

               1.1.5 Gypsum board, taped and filled, on tenant side of core, demising and fire exit corridor walls.

               1.1.6 HVAC heat pump/units located at the underside of the floor/roof structure. Electrical power provided to units. Condensate drains included and in place. Landlord has



                                   EXHIBIT B
                                      -1-
thermostats in storage at the Project which conform to the "DDC" system/sensors to be utilized by Tenant without chargeback to the Tenant Improvement Allowance for the cost of such thermostats.

               1.1.7 Primary electrical system which will service both floors of the Building in which the Premises are located.

               1.1.8 Life-safety systems, including wet sprinklers in place with heads turned up (which sprinkler heads shall not include those Omega sprinkler heads identified on SCHEDULE A as being ineffective), fire alarm and fire panel connected to the Fire Department, (but without strobe light or exit signage) as required by applicable building code ("Code") on an unoccupied or shell building basis.

               1.1.9 Main telephone terminal panel located in the center of Building B on the first floor (provided that for Tenant's Premises the main access point may be through the telephone closet on the east side of the floor) in the telephone/electrical room designated by Landlord and available for secondary branching by Tenant of lines to the Premises. All subpanels and related equipment shall be located either in the main telephone/electrical room or in the other telephone rooms located within the Premises, at Tenant's election as designated on the "Approved Working Drawings" as defined below.

               1.1.10 All Common Areas for Building B, including, but not limited to, fire exit corridors and, where applicable, the actual public corridor wall which is adjacent to the Premises but only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building; provided that Landlord shall pay for the cost of constructing the corridor wall, Tenant shall pay for the finish to the interior side of all demising and corridor walls with Landlord to be responsible for the cost of the drywall studs, insulation and any finishes on the exterior, common area side of the demising and corridor walls.

               1.1.11 Parking areas.

               1.1.12 Landscape and walkway areas.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of [ * ] per rentable square foot of the Premises for the costs relating to the construction of Tenant's improvements which are permanently affixed to the Premises and the construction of the Generator and Tank as contemplated by
Section 29.33 of the Lease (the "Tenant Improvements"). To the extent that any portion of the Tenant Improvement Allowance remains following the completion of construction the Tenant's Improvements, such amount may be applied by Tenant toward its architectural and engineering expenses. The Tenant Improvement Allowance may be allocated at Tenant's election over any portion of the Premises or phased occupancy thereof (e.g., if the Tenant Improvement construction process is phased over three (3) areas of the Premises approximately equal in size and Tenant elects to spend [*] per rentable


                                   EXHIBIT B

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

square foot on the first phase, there shall be no Tenant Improvement Allowance for the second or the third phase). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Subject to Tenant's rights under
Section 8.5 of the Lease, all Tenant Improvements for which the Tenant Improvement Allowance has been actually used shall be deemed Landlord's property under the terms of the Lease.

        2.2 DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, which shall be typical and customary of the disbursement process for similar improvements being constructed in the Comparable Buildings, with one draw/reimbursement procedure each month pursuant to timely submitted and approved invoices with respect to the construction of the Tenant Improvements, together with full or partial lien releases as customary under the disbursement standards set forth in this sentence) for the costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"): (i) payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, the Architect and Engineers selected by Landlord and Tenant pursuant to the provisions of this Work Letter in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter; (ii) the cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings; (iii) the cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code"); (iv) the "Landlord Supervision Fee", as that term is defined in Section 4.3.2 of this Tenant Work Letter; and (v) the costs of finishing the tenant side of the demising and corridor walls, as referenced in Section 1.1.10 above.

        2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "Specifications") for some of the Building standard components which Tenant may elect to construct in the Premises (collectively, the "Standard Improvement Package"), which Specifications are set forth in
Schedule 1 hereto. The quality of such Tenant Improvements shall at a minimum comply with the applicable Specifications.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

        3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant has selected Unisys to design Tenant's the Data Center and, at Tenant's selection, Unisys may be the Contractor for portions of the Tenant Improvements as designated by Tenant, including the Tenant Improvements related to the construction of the Data Center. Tenant has retained Interform Architects for all other space planning design development and architectural services for the Premises. Interform Architects shall retain the architect/space planner designated by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1. Interform Architects shall also retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the


                                   EXHIBIT B
                                      -3-
structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's reasonable approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base Building plans, and, as between Tenant and Architect, Tenant shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith, except for Landlord Delay (as defined in Section 5.2.8 below). Landlord's review of the Construction Drawings as set forth in this
Section 3, shall be for its sole purpose and shall not imply that Landlord has reviewed the same, or obligate Landlord to review the same, or impose liability on Landlord with respect to the review of, the quality, design, Code compliance or other like matters with respect to the Premises.

        3.2 FINAL SPACE PLAN. On or before the date set forth in Schedule 2, attached hereto, Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval.

        3.3 FINAL WORKING DRAWINGS. On or before the date set forth in Schedule 2, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval.

        3.4 PERMITS. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements. Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 2. Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations ("Tenant Change")in the Approved Working Drawings may be made without the prior written consent of Landlord. Landlord shall within three (3) business days after receipt of request therefor, either (i) approve the Tenant Change, or (ii) disapprove the Tenant Change and deliver notice to Tenant specifying in detail the reasons for Landlord's disapproval; provided, however, that Landlord may only disapprove of the change if the Tenant Change would result in (i) an adverse effect upon the structural integrity


                                   EXHIBIT B
                                      -4-
of the Building; (ii) non-compliance with any applicable law or regulation;
(iii) an adverse effect on the systems and equipment of the Building; or (iv) an adverse effect on the exterior appearance of the Building. .

        3.5 TIME DEADLINES. Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be determined by Landlord, to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, and any other dates for approval required by this Tenant Work Letter, are set forth in
Schedule 2 attached hereto (the "Time Deadlines"). Tenant agrees to use its best good-faith efforts and all due diligence to comply with the Time Deadlines.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

        4.1 CONTRACTOR. The general contractor in charge of construction shall be Ticor Construction.

        4.2 COST PROPOSAL. After the Approved Working Drawings are signed by Landlord and Tenant, Tenant shall provide Landlord with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the "Cost Proposal"). Within three (3) business days of the delivery by Tenant to Landlord of the Cost Proposal, or earlier if reasonably elected by Landlord and Tenant, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

        4.3 CONSTRUCTION OF TENANT IMPROVEMENTS BY CONTRACTOR UNDER THE SUPERVISION OF LANDLORD.

               4.3.1 OVER-ALLOWANCE AMOUNT. Tenant shall be responsible for the payment of an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance. Tenant shall pay pro-rata portions of the Over-Allowance Amount, together with Landlord's disbursement of the Tenant Improvement Allowance on a ratio which shall be a fraction, the numerator of which is the Over-Allowance Amount, and the denominator of which is the total of the Over-Allowance Amount and the Tenant Improvement Allowance; i.e., the Tenant Improvement Allowance and the Over-Allowance Amount shall be disbursed to the Contractor on a monthly basis upon approval of disbursement of the Tenant Improvement Allowance under Section 2.2 of this Work Letter. For example, if the fraction described above is [*], and the total of the invoices from


                                   EXHIBIT B

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

the Contractor for the month is [*], Tenant shall pay to Landlord within five
(5) business days of request therefor, [*] as the Over-Allowance Amount portion of the invoice, and Landlord shall pay [*] as the Tenant Improvement Allowance amount of such invoice. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant pursuant to the payment procedures described above, as an addition to the Over-Allowance Amount.

               4.3.2 LANDLORD'S RETENTION OF CONTRACTOR. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal and Landlord shall retain CB Richard Ellis as Landlord's construction manager to supervise the construction by Contractor. Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the lesser of (i) the product of [*] of the actual construction cost of the Tenant Improvements and (ii) [*]. There shall be no other Landlord or supervisory fees associated with the Tenant Improvements and/or subsequent alterations thereto. All Tenant Improvement costs shall be documented on an open book basis.

               4.3.3 TENANT'S COVENANTS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with applicable law and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose. In addition, immediately after the Substantial Completion of the Premises, Tenant shall have prepared and delivered to the Building a copy of the "as built" plans and specifications (including all working drawings) for the Tenant Improvements.

                                    SECTION 5

                     COMPLETION OF THE TENANT IMPROVEMENTS;
                             LEASE COMMENCEMENT DATE

        5.1 READY FOR OCCUPANCY. The Premises shall be deemed "Ready for Occupancy" upon the Substantial Completion of the Premises. For purposes of this Lease, "Substantial Completion" of the Premises shall mean and refer to the date one (1) week following the later of (i) the date as of which the Contractor certifies to Landlord and Tenant that the Tenant Improvements in the Premises have been completed pursuant to the Approved Working Drawings, with the exception of any punch list items (which punch list items will be corrected by Landlord as soon as reasonably possible, and in no event later than thirty (30) days from the date of the creation of the punch list, unless the same is may not be completed due to Tenant Delays (as defined in Section 5.2 below) or events of Force Majeure (as limited by Section 5.3 below)) and with the exception of any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, and (ii) the date by which all


                                   EXHIBIT B

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

appropriate sign-offs and permits for the legal occupancy of the Premises have been received from the applicable governmental authorities.

        5.2 DELAY OF THE SUBSTANTIAL COMPLETION OF THE PREMISES. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1 of this Tenant Work Letter, above. If there shall be an actual delay or there are any actual delays in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Lease Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of any of the following acts or omissions which are under the control of Tenant or agents of Tenant, after taking into account the "net critical path" effect of delays caused by Landlord (as defined below) and any event of Force Majeure and after Tenant has received written notice from Landlord identifying any of the following and one business day has elapsed after receipt of such notice to allow Tenant an opportunity to cure the same (a "Tenant Delay"):

               5.2.1 Tenant's failure to comply with the Time Deadlines;

               5.2.2 Tenant's failure to timely approve any matter requiring Tenant's approval;

               5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

               5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

               5.2.5 Tenant's request for changes in the Approved Working Drawings;

               5.2.6 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, the Standard Improvement Package;

               5.2.7 Changes to the Base, Shell and Core required by the Approved Working Drawings; or

               5.2.8 Any other acts or omissions of Tenant, or its agents, or employees;

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

        For the purposes of this Tenant Work Letter, "Landlord Delay" shall mean any actual delays to extent resulting from the acts or omissions of Landlord, including, without limitation, (i) failure of Landlord to timely approve or disapprove the Architect/Construction Drawings, the Final Space Plan, the Final Working Drawings or a Tenant Change; (ii) material interference by Landlord, its agents or contractors with the completion of the Tenant Improvements and which objectively preclude construction of Tenant Improvements in the Premises by any person, which interference relates to access by Tenant, its agents and contractors to the Premises, Building or


                                   EXHIBIT B
                                      -7-

Project or any facilities (such as elevators or parking areas) during normal construction hours, or activities required pursuant to this EXHIBIT B during normal business hours (subject to the requirements of Section 6.1 below); (iii) delays due to the acts or failure to act of Landlord, its agents or contractors with respect to payment of the Tenant Improvement Allowance and/or cessation of work upon the Tenant Improvements as a result thereof; and (iv) Landlord's failure to substantially complete and deliver the Base, Core and Shell in compliance with Section 1.1 hereof.

        5.3 OUTSIDE DATES. The dates set forth in Schedule 2 hereto contemplate Substantial Completion by [*], and toward that end, the Contractor has generated a critical-path schedule which has been delivered to Landlord and Tenant. Such critical path schedule reflects a date of [*] as the date by which a certain portion of the Tenant Improvements is to be "walked through" in order to determine whether the Tenant Improvements are on schedule for Substantial Completion by [*], during which "walk-through" Landlord and Tenant will develop a punch list (the "[*] Walk Through"). If the [*] Walk Through does not occur by [*], Base Rent shall be abated, following the Commencement Date, on a day-of-Rent for day-of-delay basis for up to two (2) weeks, and thereupon Base Rent shall be abated on a two-day-of-Rent for day-of-delay basis for a total abatement period equal the number to date between [*] and the date of the Walk Through. Further if there is not Substantial Completion by [*], Tenant shall have the right to request that the Contractor certify to both parties as to the projected date of Substantial Completion. If within five (5) business days following such request, Contractor is unable for any reason to certify that Substantial Completion will occur by [*], then Tenant shall have ten (10) business days to notify Landlord that it has elected to terminate this Lease, and if Tenant has timely notified Landlord of its election, Tenant may so terminate and shall be released from all obligation under the Lease. All dates prior to [*] shall be extended by Tenant Delays and Force Majeure, and all dates from [*] shall be extended only for Tenant Delays.


                                    SECTION 6

                                  MISCELLANEOUS

        6.1 TENANT'S ENTRY INTO THE PREMISES PRIOR TO SUBSTANTIAL COMPLETION. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by or arising out of Tenant's actions taken or inaction with respect to the early entry described in this Section 6.1.


                                   EXHIBIT B

* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

        6.2 ELEVATORS. Landlord shall allow the use of the passenger elevators for Tenant's freight elevator use, subject to Landlord's reasonable requirements for protective padding in connection with initial decorating, furnishing and moving into the Premises.

        6.3 TENANT'S REPRESENTATIVE. Tenant has designated Mark Attinger as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

        6.4 LANDLORD'S REPRESENTATIVE. Landlord has designated Joe Nunes of CB Richard Ellis, Inc. Asset Services as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

        6.5 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to business days.

        6.6 PERFORMANCE PER APPLICABLE LAW. All work performed by Landlord or Contractor pursuant to this Tenant Work Letter shall be undertaken and completed in accordance with all applicable law, including the Americans with Disabilities Act ("ADA") with respect to the work to be performed by Contractor outside of the perimeter of the Premises, it being acknowledged by Tenant that all work within the Premises is to conform with the requirements of all applicable law, including the ADA; provided, however, that if in order to conform with the requirements of applicable law in connection with the construction of the Tenant Improvements, Tenant is required to remove Hazardous Materials from the Base, Core and Shell, such removal shall be at Landlord's expense and any delay resulting therefrom shall be a Landlord Delay.


                                   EXHIBIT B
                                      -9-

                        SCHEDULE A TO TENANT WORK LETTER

                              OMEGA SPRINKLER HEADS

        CENTRAL SPRINKLER COMPANY OMEGA SERIES MODELS: C-1, C-1A, C-1A PRO, C-1A PRO ID, EC-20, EC-20A, EC-20AID, HEC 12, HEC 12 ID, HEC-12 PRO, HEC-12A PRO, HEC-12 RES, HEC-20 ID, R-1, R-1A, R-1M, AC, M AND FLOW CONTROL.



                                   EXHIBIT B
                                      -10-

                        SCHEDULE 1 TO TENANT WORK LETTER

                    SPECIFICATIONS FOR COMPONENTS INCLUDED IN
                          STANDARD IMPROVEMENTS PACKAGE

                                 [SEE ATTACHED]


                                   EXHIBIT B
                                      -11-

                        SCHEDULE 2 TO TENANT WORK LETTER

                                 TIME DEADLINES


   Dates           Actions to be Performed
   -----           -----------------------
A. [*]    Final Space Plan to be completed by Tenant and delivered to Landlord.

B. [*]    Tenant to deliver Final Working Drawings to Landlord.

C. [*]    Tenant to deliver Permits to Contractor.

D. [*]    Tenant to approve Cost Proposal and deliver Cost Proposal to Landlord.


* Portions redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.

                                    EXHIBIT C


                            AIRPORT TECHNOLOGY CENTER

                NOTICE OF LEASE TERM DATES AND AREA CONFIRMATION

To:     _______________________
        _______________________
        _______________________
        _______________________


               Re: Office Lease dated March _, 2000 between CARLYLE AIRPORT TECHNOLOGY TRUST, a Maryland real estate investment trust ("Landlord"), and NextCard, Inc., a Delaware corporation ("Tenant") concerning Suite 200 on the first (1st) and second (2nd) floor(s) of the office building located at 4129 East Van Buren Phoenix, Arizona.

Ladies and Gentlemen:

        In accordance with the above-captioned Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

        1. The Lease Term shall commence on or has commenced on ________________ for a term of ________________ ending on
                _________________.

        2. Rent commenced to accrue on ________________________, in the amount of _________________________.

        3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the possible exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

        4. Your rent checks should be made payable to __________________ and delivered to _______________________________.

        5. The exact number of rentable square feet within the Premises is __________ square feet.

        6. Tenant's Share as adjusted based upon the exact number of rentable square feet within the Premises is _________%.


                                   EXHIBIT C
                                      -1-

"Landlord"                            CARLYLE AIRPORT TECHNOLOGY TRUST,
                                      a Maryland real estate investment trust


                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Its:
                                                 -------------------------------

Agreed to and Accepted as
of ____________, 20__,

"Tenant"                              NextCard, Inc.,
                                      a Delaware corporation,


                                          By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Its:
                                                 -------------------------------



                                   EXHIBIT C
                                      -2-

                                    EXHIBIT D


                            AIRPORT TECHNOLOGY CENTER

                              RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control. The following Rules and Regulation shall be enforced on a good-faith, nondiscriminatory basis by Landlord, taking into account Tenant's permitted use, the size of Tenant's Premises relative to those of other tenants in the Building, and the fair application of the custom and practice with respect to similar rules and regulations in effect for institutionally-owned Comparable Buildings. The provisions of the foregoing sentence may not be revised pursuant to Landlord's right to revise or modify these rules and regulations.

        1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent which shall not be unreasonably withheld or delayed. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, Tenant and in the event of the loss of keys furnished by Landlord, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it reasonably necessary to make such changes.

        2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

        3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Project. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

        4. Tenant shall use its best efforts to give Landlord prior notice before furniture, freight or equipment of any kind shall be brought into the Building without prior notice to


                                   EXHIBIT D
                                      -1-

Landlord. When possible, all moving activity into or out of the Building shall be scheduled with Landlord and done only at such reasonable time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Landlord will not be responsible for loss of or damage to any such safe or property caused by Tenant, its agents or employees. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property caused by Tenant, its agents or employees, shall be the sole responsibility and expense of Tenant.

        5. [INTENTIONALLY DELETED]

        6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

        7. Subject to the requirements of any federal, state, county, city or governmental agency law, statute, ordinance, standard, rule, or order now in effect or hereafter issued, and Tenant's signage rights more particularly described in Paragraph 23 of the Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and of Landlord to prevent same. This clause is drafted in an overly broad which would appear to prohibit displays of wage -hour regulations, etc. In addition, it needs to be revised to properly indicate its interaction with Paragraph 23 of the Lease.

        8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

        9. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's prior written consent which shall not be unreasonably withheld or delayed, provided, however, that nothing herein shall limit Tenant's right to install art work, framed pictures, whiteboard and similar non-structural items.

        10. [INTENTIONALLY DELETED]

        11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord which shall not be unreasonably withheld or delayed.

        12. [INTENTIONALLY DELETED]


                                   EXHIBIT D
                                      -2-

        13. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or down passageways.

        14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles, excepting therefrom seeing-eye dogs or other animals or vehicles required by any disabled employee or invitee or Tenant..

        15. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Nothing in this clause shall prevent the serving of catered lunches and other meals in the Premises.

        16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord.

        17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations. Nothing in this clause shall prevent the serving of catered lunches and other meals in the Premises.

        18. The Building has been designated a non-smoking building. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises. Landlord shall designate approved smoking areas from time to time or as reasonably required.

        19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls; provided, however, that Landlord shall at all times maintain the Premises at a comfortable temperature."

        20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of


                                   EXHIBIT D
                                      -3-
trash and garbage in the city in which the Project is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall actively participate in any reasonable Project sponsored recycling programs; provided, however, that such active participation shall not unduly interfere with Tenant's Use of the Premises or materially increase Tenant's monetary obligations under the Lease.

        21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        22. Any persons employed by Tenant to do supplemental janitorial work shall be subject to the prior written approval of Landlord which shall not be unreasonably withheld or delayed, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building Manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons. Nothing in this Rule 22 or elsewhere under the Lease shall prohibit the entry of persons not directly employed on Premises by Tenant, but reasonably required by Tenant in its operation of the Premises, including without limitation employees of a mail/office services such as Pitney Bowes.

        23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. Tenant shall abide by Landlord's reasonable regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Common Areas.

        24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

        25. Tenant must comply with requests by the Landlord concerning the informing of its employees of items of importance to the Landlord.

        26. Tenant must comply with any non-smoking ordinance adopted by any applicable governmental authority.

        27. Tenant hereby acknowledges that Landlord shall have no obligation to provide specific levels guard service or other security measures but shall at all times maintain reasonable security for the benefit of the Premises, the Building or the Project comparable to those in similar building. Tenant hereby assumes all responsibility including keeping doors locked and


                                   EXHIBIT D
                                      -4-
other means of entry to the Premises closed, whether or not Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

        28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

        29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

        30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord which shall not be unreasonably withheld or delayed.

        31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

        Landlord shall not modify the provisions of these Rules and Regulations without Tenant's consent, which shall not be unreasonably withheld or delayed, so long as Tenant shall not be required to consent to any change which would require Tenant to pay additional rent. Such amendment is not binding on Tenant until the tenth (10th) business day after Tenant receives written notice of the change, and no rule shall apply retroactively The Rules and Regulations do not take precedence over the specific terms and conditions of the lease.


                                   EXHIBIT D
                                      -5-

                                    EXHIBIT E


                            AIRPORT TECHNOLOGY CENTER

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

TENANT:______________________________

COMMENCEMENT DATE:___________________

AMENDED:_____________________________

PREMISES:

        The undersigned hereby certifies as to the following:

        1. The undersigned is the "Tenant" under a lease consisting of the following documents (collectively referred to as the "Lease"): dated _______________, 199___; and ________ ______________________ (insert description of amendments or state "none" if applicable).

        2. The Lease constitutes the entire agreement between ________________________, as landlord under the Lease ("Landlord") and Tenant with respect to the Premises, and the Lease has not been cancelled, modified, changed, altered or amended in any respect.

        3. The initial term of the Lease is for _______ years and contains the following renewal options:
________________________________________________________.

        4. To the best of Tenant's knowledge, as of the date of this Estoppel Certificate, there exists no breach or default under the Lease, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default under the Lease on the part of Landlord. As of the date of this Estoppel Certificate, there exists no breach or default under the Lease, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default under the Lease on the part of Tenant. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord. Tenant has no offset against the rental due under the Lease.

        5. Under the Lease, Tenant shall be obligated to pay as additional rent, Tenant's proportionate share of [check whichever of the following is applicable]: 9 common area maintenance in excess of _______; 9 insurance in excess of _______; 9 taxes in excess of _______. Tenant has deposited a security deposit of $_______.

        6. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part except as expressly set forth in the Lease.


                                   EXHIBIT E
                                      -1-

        7. Tenant has no option or preferential right to purchase all or part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises other than as Tenant under the Lease.

        8. Tenant has no preferential right to parking spaces or any storage area.

        9. In no event shall Tenant pay rent more than thirty (30) days in advance. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental or other concession except as expressly set forth in the Lease.

        10. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

        11. The Premises contains or shall contain ____________ square feet of space.

        12. [In accordance with Section ____ of the Lease, Tenant's interest in the Lease is subject to and subordinate to the lien of any [first] deed of trust or [first] mortgages now on, or which at any time may be a lien upon, the property or the building, and to all advances made or hereafter made upon the security thereof.]

        13. To the best of Tenant's knowledge there are no leasing commissions owed with respect to the Lease except as follows:
___________________________________________.

             [The balance of this page is intentionally left blank.]


                                   EXHIBIT E
                                      -2-

        This Estoppel Certificate is made in connection with the prospective purchase and/or financing of the building containing the Premises. This Estoppel Certificate may be relied on by any party who now owns or hereafter acquires an interest in such building and by any person or entity which may finance or re-finance the same.

        Dated this _____ day of _______________, 199___.

"Tenant"                            ___________________________________________,
                                    a __________________________________________


                                    By:_________________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                   EXHIBIT E
                                      -3-

                                   EXHIBIT F

                           AIRPORT TECHNOLOGY CENTER

                      GUARANTY FEDERAL BANK STANDARD SNDA


                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT


     THIS AGREEMENT made this ___ day of _________, 2000, between GUARANTY FEDERAL BANK, F.S.B. (hereinafter called "Mortgagee"), NextCard, Inc. (hereinafter called "Tenant") and Carlyle Airport Technology Trust (hereinafter called "Landlord"),

                         W I T N E S S E T H   T H A T:

     WHEREAS, Mortgagee is now or will be the owner and holder of a Deed of Trust (hereinafter called the "Mortgage") covering the real property described in Exhibit A and the buildings and improvements thereon (hereinafter collectively called the "Mortgaged Premises") securing the payment of a promissory note in the stated principal amount of $________ payable to the order of Mortgagee, and recorded or to be recorded in the official public record in the county where the Mortgaged Premises is located;

     WHEREAS, Tenant is the tenant under a lease (hereinafter called the "Lease") dated _________, 2000, made with Carlyle Airport Technology Trust, as landlord, covering certain property (hereinafter called the "Demised Premises") consisting of all or a part of the Mortgaged Premises; and

     WHEREAS, Landlord, Tenant and Mortgagee desire to confirm their understanding with respect to the Lease and the Mortgage;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Landlord, Mortgagee and Tenant hereby agree and covenant as follows:

1. Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Mortgage, with the provisions of the Mortgage controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement; and in all events subject to the terms and provisions of this Agreement.

2. Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect according to its original terms, or with such amendments or modifications as Mortgagee shall have approved in writing, and (iii) Tenant attorns to Mortgagee or a purchaser of the Mortgaged Premises as provided in Paragraph 3 below, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease (or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease) shall not be terminated, disturbed, diminished or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, and (b) Mortgagee will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage except as required by applicable law.

3. Attornment. If Mortgagee shall become the owner of the Mortgaged Premises or if the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, then in any such event the Lease shall continue in full force and effect as a direct Lease between the then owner of the Mortgaged Premises (who shall succeed to the rights and duties of Landlord) and Tenant, and Tenants shall attorn to Mortgagee or such purchaser (as the case may be) upon any such event and shall recognize Mortgagee or such purchaser (as the case may be) as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage of any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.

4. Obligations and Remedies. If Mortgagee shall become the owner of the Mortgaged Premises or if the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, then in any such event Mortgagee or such purchaser (as the case may be) shall have the remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Mortgagee or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided in Paragraph 3 above, Mortgagee or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Mortgagee or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee or such purchaser had not succeeded to the interest of Landlord; provided, however, that Mortgagee or such purchaser shall not be liable or bound to Tenant:

     (a) for any act or omission of any prior landlord (including Landlord), provided that successor landlord shall be obligated to cure any continuing default of the prior landlord of which it has received written notice and shall be liable for acts or omissions accruing or arising after the earlier of Mortgagee's commencement of control and management of the Property or the successor landlord's succession to title; or

     (b) for any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for such offsets and defenses relating to continuing acts or omissions with respect to which Mortgagee or such party has received notice and has failed to cure; or

     (c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

     (d) by any amendment or modification of the Lease made without Mortgagee's consent; or

     (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Mortgagee or such purchaser by the prior landlord; or

     (f) for any repairs or replacements to or required by the Demised Premises or the Mortgaged Premises arising prior to the date Mortgagee takes possession of the Mortgaged Premises; or

     (g) for any moving, relocation or refurbishment allowance or any construction of or payment or allowance for tenant improvements to the Demised Premises or any part thereof or to the Mortgaged Premises or any part thereof for the benefit of Tenant; or

     (h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

     (i) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Mortgagee.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person's or entity's period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and the Mortgaged Premises and the assumption of such liability by the transferee.

5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

6. Notices of Default to Mortgagee. Tenant agrees to give Mortgagee a copy of any default notice sent by Landlord under the Lease to Tenant or by Tenant to Landlord and to promptly send written notice to Mortgagee upon learning of any default under the Lease by any party to the Lease.

7. Representations by Tenant. Tenant represents and warrants to Mortgagee that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; the term of the Lease has commenced; Tenant has accepted possession of the Demised Premises and any improvements required by the terms of the Lease have been completed to the satisfaction of Tenant; no rent under the Lease has been paid more than thirty
(30) days in advance of its due date; there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

8. Rent Payment. If Mortgagee shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Mortgagee or such purchaser, as the case may be, in accordance with the Lease immediately upon notice of Mortgagee or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Mortgagee immediately upon notice that Mortgagee is exercising its rights to such rents under the Mortgage or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party.

9. Notice of Mortgage. To the extent that the Lease shall entitle Tenant to notice of any mortgage or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Mortgage and to any and all other mortgages and security agreements which may hereafter be subject to the terms of this Agreement.

10. Landlord Defaults. Tenant agrees with Mortgagee that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Mortgagee written notice of such default, stating the nature of the default and giving Mortgagee thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Mortgagee shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to the Landlord under the Lease (oral or written) shall not constitute notice to Mortgagee.

13. Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

14. Successor Mortgagee. The term "Mortgagee" as used throughout this Agreement includes any successor or assign of Mortgagee and any holder(s) of any interest in the indebtedness secured by the Mortgage.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective heirs, personal representatives, successors and assigns.

16. Paragraph Headings: The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

17. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

18. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed for all purposes by the laws of the State of Arizona and the law of the United States applicable to transactions within such state.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                            TENANT:

                            NextCard, Inc.
                            595 Market Street, Suite 1800
                            San Francisco, CA 94105


                            By:
                                 Name:
                                      ----------------------------------
                                 Title:
                                       ---------------------------------

                            MORTGAGEE:

                            GUARANTY FEDERAL BANK, F.S.B.,
                            a federal savings bank

                            By:
                                 Name:
                                      ----------------------------------
                                 Title:  Vice President

                            LANDLORD:

                            Carlyle Airport Technology Trust, a Maryland real
                             estate investment trust

                            By:
                                 Name:
                                      ----------------------------------
                                 Title:
                                       ---------------------------------

THE STATE OF ______________ )
                            )
COUNTY OF _________________ )

     This instrument was acknowledged before me on ________________, 2000, by _________________________, _______________________ of ____________________, a
_____________________________, on behalf of said _________________.


                                        ______________________________________
                                        Notary Public, State of ______________


                                        ______________________________________
                                        (Typed or Printed Name of Notary)


My Commission Expires:

_____________________

THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     This instrument was acknowledged before me on ________________, 2000, by _________________________, ___________ Vice President of GUARANTY FEDERAL BANK,
[ILLEGIBLE COPY] savings bank, on behalf of said federal savings bank.


                                        ________________________________
                                        Notary Public, State of Texas


                                        ________________________________
                                        (Typed or Printed Name of Notary)


My Commission Expires:

_____________________

THE STATE OF ______________ )
                            )
COUNTY OF _________________ )

     This instrument was acknowledged before me on ________________, 199_, by _________________________, _______________________ of ____________________, a
_____________________________, on behalf of said _________________.


                                        ______________________________________
                                        Notary Public, State of ______________


                                        ______________________________________
                                        (Typed or Printed Name of Notary)


My Commission Expires:

_____________________

Prepared by and returned to when recorded:

Paul V. Downey
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower
1201 Elm Street
Dallas, Texas 75270

                                   EXHIBIT A

                      (legal description of real property)



                               EXHIBIT A - Page 1

                                   EXHIBIT H

                           AIRPORT TECHNOLOGY CENTER